CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (File No. 33-37527) ("Registration Statement") of our report dated February 10, 2006, relating to the financial statements and financial highlights appearing in the December 31, 2005 Annual Report of Putnam Discovery Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Boston, Massachusetts April 26, 2006